UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

Compass Minerals International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31921	36-3972986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

9900 West 109th Street, Suite 100 Overland Park, KS 66210	66210
(Address of Principal Executive Offices)	(Zip Code)

(913) 344-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Named Executive Officer
On February 4, 2016, Compass Minerals International, Inc., (the “Company”) announced that Keith E. Espelien would no longer serve as Senior Vice President, Plant Nutrition. On February 17, 2016, the Company and Mr. Espelien entered into a severance agreement in connection with his separation from the Company ("Separation Agreement"). In exchange for the execution and effectiveness of a wavier and release, the Company will provide Mr. Espelien a severance payment in the amount of five hundred thousand dollars ($500,000) to be paid out in a lump sum and executive level outplacement services. The Separation Agreement becomes effective on February 25, 2016, the 8th day following execution of the waiver and release.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description
10.1	Separation Agreement and Final Waiver and Release Claims dated February 17, 2016, between the Company and Keith Espelien

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC
Date: February 23, 2016	By:	/s/ Matthew J. Foulston
	Name:	Matthew J. Foulston
	Title:	Chief Financial Officer